Exhibit 99.1

Trading Symbol: SRRL

Company To Focus Efforts in North American Energy Sector

LAS VEGAS, NEVADA, (October 23, 2006) - Stellar Resources, Ltd., (the "Company") (OTC: SRRL) reports that following the Company's news releases dated October 10 and October 19, 2006 in which the directors announced the split of the Company’s shares and change of the Company’s trading symbol, now “SRRL”, management has initiated efforts to identify acquisition and joint venture opportunities within the energy sector.

Management will be directing the Company's initial efforts towards identifying oil and gas properties located in the more prolific energy producing regions of Western Canada and the United States.  Based on preliminary information, a review is currently being initiated on a number of properties located in Alberta, Canada as well as others located in Texas, Wyoming, Utah, and Colorado.  Management intends to employ a low-risk acquisition strategy in order to select the initial acquisition or joint venture targets.  Once a property or interest has been identified, a financial assessment will be conducted to determine whether it fits within the Company’s guidelines for a manageable level of risk tolerance.  Management anticipates being able to select the initial targets very shortly from which it will be able to establish a presence within the sector.  Once identified, it is the Company’s intention to move forward with development efforts in an expeditious manner.

About Stellar Resources, Ltd.

Stellar Resources Inc. is focused on identifying and acquiring strategic positions in properties within the Oil and Gas sector located in North America.  The Company's business model involves acquiring both majority and minority interests in energy-based operations on terms that will provide for long-term asset growth and added shareholder value.

On behalf of the Board
Stellar Resources Ltd.

/s/ Kathy Whyte, President

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.